UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                         June 19 , 2005


                       DCI USA, INC.
   (Exact name of registrant as specified in its charter)


     Delaware            000-31143           22-3742159
  (State or other    (Commission File       (IRS Employer
  jurisdiction of         Number)        Identification No.)
  incorporation)

                          8 Bond Street
                   Great Neck, New York 11021
  (Address of Principal Executive Offices, including Zip Code)

                       19 West 44th Street
                    New York, New York 10023
Former Address of Principal Executive Offices, including Zip Code)

                         (718) 383-5255
      (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


___ Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)


___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     As of June 19, 2005, Direct Capital Investments, Ltd., an Israeli corporation, which, as of June 16, 2005, owned 31,500,000 (or approximately 82%) shares of the outstanding common stock of DCI USA Inc. (the "Company" or "we"), entered into an agreement (the "Agreement") with certain investors, pursuant to which Direct Capital Investments, Ltd. will sell shares of its common stock to such investors for the purchase price of $3,000,000. The closing of said transaction ("Closing") will occur after Direct Capital Investments, Ltd. has obtained the approval of its shareholders. The Agreement also provides that (a) during the two-year period following the Closing, Gunter Franz G. Inc. and Mr. Uri Rosen will have the option to buy from Direct Capital Investments, Ltd. up to a total of 25,200,000 shares of our common stock owned by Direct Capital Investments, Ltd. for the purchase price of $0.04127 per share, and (b) during the six month period following the second anniversary of the Closing, Direct Capital Investments, Ltd. will have the option to sell to Gunter Franz G. Inc. and Uri Rosen up to a total of 28,350,000 shares of our common stock owned by Direct Capital Investments, Ltd. for the purchase price of $0.04127 per share. The purchases or sales of the Company's common stock contemplated by the preceding sentence would result in a change in control of the Company.

     In connection with the Agreement between Direct Capital Investments, Ltd. and the investors, we agreed with the investors that we will not, for a 30-day period beginning with the date of the Agreement (which period we may extend at our option), engage in any material transaction not in the ordinary course of business, change our capital structure (including inter alia issue additional shares of our capital stock), grant options to purchase our capital stock, make distributions, reduce our capital or amend our charter or by-laws. We are not restricted, however, from issuing shares of our common stock to Cornell Capital Partners LP in connection with our Standby Equity Distribution Agreement with Cornell Capital, dated as of December 13, 2004. We intend to make any such issuances to Cornell Capital pursuant to Regulation E under the Securities Act of 1933, as amended.

Item 3.02. Unregistered Sales of Equity Securities


     As of June 8, 2005, we issued to TSSS, Inc., a New York corporation, pursuant to the exemption from registration provided by Regulation E (Rule 606) under the Securities Act of 1933, as amended, 2,000,000 shares of our common stock in consideration for the cancellation of a promissory note ("Note") in the principal amount of $100,000. We had originally issued the Note as of March 7, 2005 to NY2K, Inc., a New York corporation. NY2K, Inc. subsequently assigned the Note to TSSS, Inc. and we issued the 2,000,000 shares of our common stock in consideration for the cancellation of the Note by TSSS, Inc.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              DCI USA, INC.



DATE:  June 22, 2005          By:  /s/ Jonathan Ilan Ofir
                              Name:    Jonathan Ilan Ofir
                              Title:   Chief Executive Officer